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                                                                    EXHIBIT 99.1

                        CC MASTER CREDIT CARD TRUST II
                     Excess Spread Analysis - March 2002

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Series                                                   1995-A     1995-C      1996-C      1998-A
Deal Size                                               $400 MM    $400 MM    $271.50 MM   $600 MM
Expected Maturity                                       08/15/02   02/18/03    02/16/04    09/15/03
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
Yield                                                    22.73%     22.73%       22.73%     22.73%
Less:     Coupon                                          2.16%      2.17%        2.14%      2.17%
          Servicing Fee                                   1.50%      1.50%        1.50%      1.50%
          Net Credit Losses                               8.77%      8.77%        8.77%      8.77%
Excess Spread:
          March-02                                       10.30%     10.29%       10.32%     10.29%
          February-02                                     7.19%      7.18%        7.21%      7.18%
          January-02                                      9.23%      9.22%        9.25%      9.22%
Three month Average Excess Spread                         8.90%      8.89%        8.93%      8.90%

Delinquency:
          30 to 59 days                                   2.35%      2.35%        2.35%      2.35%
          60 to 89 days                                   1.58%      1.58%        1.58%      1.58%
          90 + days                                       3.24%      3.24%        3.24%      3.24%
          Total                                           7.17%      7.17%        7.17%      7.17%

Payment Rate                                             13.44%     13.44%       13.44%     13.44%
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